UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     September 4, 2007

Golden West Brewing Company, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	_000-51808	90-0158978
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

945 West 2nd Street Chico, California  95928
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (530) 894-7906

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES
ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS
ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
ITEM 8.01	OTHER EVENTS

Effective September 4, 2007, Golden West Brewing Company, Inc., (the “Company”) completed the following transactions:

1.

John C. Power and Power Curve, Inc. (collectively “Power”), the former being the President, Director and principal shareholder of the Company, assigned to Shana Capital Ltd., a Colorado corporation (“Shana Capital”) an advance receivable owed to Power by the Company in the amount of $112,500 (the “Advance Receivable”).

2.

Power assigned to Webquest, Inc., a Colorado corporation (“Webquest”) an Advance Receivable owed to Power by the Company in the amount of $112,500.

3.

In consideration of the assignments of the Advance Receivable, Shana Capital and Webquest each executed and delivered, in favor of Power, their promissory note in the amount of $112,500.  Under the terms of each promissory note, the principal balance together with accrued interest at the rate of 7% per annum are due and payable, in full, on December 31, 2008.

4.

Shana Capital and Webquest each executed and delivered an Agreement to Convert Debt pursuant to which each agreed to convert their respective Advance Receivable in the amount of $112,500 into 150,000 shares of Series A Convertible Preferred Stock of the Company (the “Series A Preferred Stock”), or an aggregate of 300,000 shares of Series A Preferred Stock, valued at $0.75 per share.

As part of the foregoing transactions, the Company’s Board of Directors authorized, adopted and approved a designation of a series of preferred stock consisting of an aggregate of 300,000 of Series A Convertible Preferred Stock.  The Company’s Certificate of Incorporation previously authorized the Board of Directors to adopt one or more series of preferred stock within the authorized limitation of 5,000,000 shares.  The adoption by the Board of Directors of the Series A Preferred Stock did not require further shareholder approval.

The Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock is filed as an Exhibit to this Report.  Following is a summary of the relative rights and preferences of the Series A Preferred Stock, which summary is qualified in its entirety by reference to the Certificate.

Stated Value	$0.75 per share

Liquidation Preference	$0.75 per share, senior to shares of Common Stock

Dividends	7% per year, payable, at the option of the Company, either in cash or in shares of Common Stock, valued at 100% of Fair Market Value on the Dividend Payment Date.

Conversion Rights	Convertible into shares of Common Stock, at the option of the holder at an initial conversion price of $0.75 per share.

Voting Rights	Holders of Series A Preferred Stock exercise full voting rights together with holders of shares of Common Stock, voting as a group.

The following sets forth the information required by Item 701 of Regulation S-K with respect to the unregistered sales of equity securities by the Company:

a.

On September 4, 2007, the Company completed the sale, without registration under the Securities Act of 1933, as amended, (the “Securities Act”), of an aggregate of 300,000 shares of the Company’s $.0001 par value Series A Convertible Preferred Stock (the “Series A Preferred Stock”), for the aggregate consideration of $225,000, or $0.75 per share.  The consideration received by the Company was the satisfaction of obligations of the Company under certain advances receivable owed by the Company to the purchasers of the Series A Preferred Stock.

b.

No placement agent or finder was used in the offering.  The shares were sold to a total of two (2) investors.

c.

See subparagraph (a) above.  No commissions or other fees were paid in connection with the transaction.

d.

The sale of the Securities was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Sections 4(2), The Securities were taken for investment purposes and not for resale and were subject to restrictions on transfer.  We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided each investor in the offering with disclosure of all aspects of our business, including providing each investor with our reports filed with the Securities and Exchange Commission and other financial, business and corporate information.  Based on our investigation, we believed that each investor obtained all information regarding the Company that they requested, received answers to all questions posed and otherwise understood the risks of accepting our Securities for investment purposes.

e.

Not applicable.

f.

The consideration to the Company was the satisfaction of outstanding advances payable owed by the Company.

ITEM 9.01:       EXHIBITS

(c)	Exhibit

Item	Title

5.03	Certificate of Designations, Preferences, and Rights of Series A Convertible Preferred Stock

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Golden West Brewing Company, Inc.

Date: September 10, 2007	By: /s/ John C. Power_______________ John C. Power President and Chief Executive Officer

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